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                                                                    Exhibit 23.3



Hards Pearson                                             Suite 200
Chartered Accountants                                     27 Glapperion Street
                                                          Barrie-Ontario-LM4 3E6
                                                          Voice: (705) 728-3397
                                                          Fax:   (705) 728-2728


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation, by reference in the Registration Statement (Form S-8) pertaining to the 1995 Incentive and Non-Statutory Stock Option Plan and Special 1997 Stock Option Plan of Chicago Miniature Lamp, Inc., of our report dated December 31, 1997 with respect to the financial statements of Chicago Miniature Lamp (Canada), Inc. included in the Annual Report (Form 10-K) of Chicago Miniature Lamp, Inc. for the year ended November 30, 1997 filed with the Securities and Exchange Commission.




Barrie, Ontario Canada.                                /S/ Hards Pearson
April 6, 1998                                          Chartered Accountants